SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) is entered into by and between EuroSite Power Inc., a Delaware corporation (the “Company”), and the subscriber identified on the signature pages hereto (the “Subscriber”) as of the date of the Company’s acceptance.

WHEREAS, the Company is conducting, on a “best efforts” basis, an offering (the “Offering”) pursuant to Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) of up to Ten Million Dollars ($10 million) in shares of its common stock, $0.001 par value (the “Common Stock”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscriber, as provided herein, and the Subscriber shall purchase, in the aggregate, at the Closing (as defined below) the number of shares indicated below of the Company’s Common Stock (such shares, the “Shares”) at a purchase price per Share of U.S. $0.575 (“Per Share Purchase Price”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscriber hereby agree as follows:

1.	Purchase and Sale of Shares.

(a)Subject to the satisfaction (or waiver) of the conditions to Closing set forth in this Agreement, at the Closing, the Subscriber shall purchase the Shares for the Purchase Price indicated on such Subscriber’s signature page hereto (the “Subscriber’s Purchase Price”), and the Company shall sell such Shares to the Subscriber. The Company shall have the right to accept or reject this Subscription, in whole or in part, for any reason, including the ineligibility of the Subscriber under applicable state or foreign securities laws, for any other reason or for no reason.

(b)Subscriber by executing and delivering this Agreement, agrees to pay the aggregate purchase price set forth on the signature page hereof in an amount required to purchase and pay for the Shares subscribed for hereunder (the “Purchase Price”), which amount shall be paid in U.S. Dollars by wire transfer to the order of the Company at Closing.

2.    Closing; Deliveries Etc.

(a)     Closing. The consummation of the transactions contemplated herein (the “Closing”) shall take place remotely via the electronic exchange of documents and signatures and the payment of the Purchase Price, at 10:00 a.m., Eastern U.S. Time, on or before ________, 2016 (the “Closing Date”), provided that the conditions to Closing set forth herein have been satisfied or waived.

(b)    Company’s Deliveries. At the Closing, the Company shall deliver or cause to be delivered to the Subscriber (i) a copy of duly executed irrevocable instructions, in customary form, to the Company’s transfer agent instructing the transfer agent to deliver, on an expedited basis, a certificate evidencing a number of Shares registered in the name of such Subscriber; (ii) an executed copy of this Agreement; (iii) an executed copy of a registration rights agreements in the form agreed upon between the Company and the Subscribers in the Offering (the “Registration Rights Agreement”); and (iv) such other certificates and documents as may be reasonably requested by Subscriber.

(c)    Subscribers’ Deliveries. At the Closing, the Subscriber shall deliver or cause to be delivered to the Company (i) an executed copy of this Agreement; (ii) an executed copy of the Registration Rights Agreement; (iii) the Subscriber’s Purchase Price by wire transfer to an account specified in writing by the Company prior to the Closing; and (iv) such other certificates and documents as may be reasonably requested by the Company..

(d)    Subscribers’ Closing Conditions. The obligation of the Subscriber to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction, prior to or at the Closing, of the following conditions: (i) the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such warranties and representations were made at and as of such date; (ii) the Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Company prior to or at the Closing; and (iii) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

(e)    Company’s Closing Conditions. The obligation of the Company to consummate the transactions contemplated by this Agreement at the Closing, shall be subject to the satisfaction, prior or at the Closing, of the following conditions: (i) the representations and warranties of the Subscriber contained in this Agreement shall be true on and as of the Closing Date in all material respects as though such warranties and representations were made at and as of such date; (ii) the Subscriber shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or at the Closing; and (iii) there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as herein provided.

3.    Subscribers’ Representations and Warranties. The Subscriber hereby represents and warrants to and agrees with the Company, only as to such Subscriber, that:

(a)    Information on Company. Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from the Company or any person acting on its behalf concerning the Company and its business and to obtain any additional information, to the extent possessed by the Company (or to the extent it could have been acquired by the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber. In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any person acting on its behalf. Subscriber has had the opportunity to review the Company’s filings with the SEC, including the Form 10-K for the year ended December 31, 2015 (the “SEC Reports”) and Subscriber has received and reviewed this Agreement, and all the information, both written and oral, that it desires. Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review, all information (including copies of all of the Company’s publicly available documents on the EDGAR system maintained by the SEC at http://www.sec.gov including the SEC Reports), both written and oral, that it desires with respect to the Company’s business, management, financial affairs and prospects. In determining whether to make this investment, Subscriber has relied solely on Subscriber’s own knowledge and understanding of the Company and its business based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph. Subscriber understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this paragraph and Subscriber has not relied on any other representations or information.

(b)    Information on Subscriber. The Subscriber was at the time it was offered the Shares, is on the date hereof and will be on the Closing Date an “accredited investor”, as such term is defined in Regulation D promulgated by the SEC under the Securities Act, is experienced in investments and business matters, has made investments of a speculative or high risk nature and has purchased securities of publicly-owned companies in private placements in the past and, together with its representatives and/or trustee, as applicable, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase. The Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. Subscriber has carefully considered and has discussed with Subscriber’s professional legal, tax, accounting and financial advisors, to the extent Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Agreement for Subscriber’s particular federal, state, local and foreign tax and financial situation and has determined that this investment and the transactions contemplated by this Agreement are a suitable investment for Subscriber. Subscriber relies solely on such advisors and not on any statements or representations of the Company or any of its agents. Subscriber understands that Subscriber (and not the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. The information set forth on the signature page hereto regarding the Subscriber is accurate. The Subscriber was not formed for the specific purpose of acquiring the Shares and is not a registered broker-dealer or an affiliate of a registered broker-dealer.

(c)    Purchase for Investment. Subscriber acknowledges and understands that the Shares are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing the Shares made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Shares is not a liquid investment.

(d)    Compliance with the Securities Act. Subscriber understands that the Shares have not been registered. Subscriber understands that the sale of the Shares to Subscriber will not be registered under the Securities Act on the ground that the issuance thereof is exempt under Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving any public offering and that, in the view of the SEC, the statutory basis for the exception claimed would not be present if the representations and warranties of Subscriber contained in this Agreement are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring the Shares for distribution or resale upon the occurrence or non-occurrence of some predetermined event. Subscriber agrees that it will cooperate with the Company as reasonably requested in connection with ensuring compliance with the Securities Act including with respect to any registration statement filed in accordance with the Registration Rights Agreement.

(e)    Restrictive Legend. Subscriber understands that any and all certificates representing the Shares and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

Because of the restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so. Any sales, transfers, or any other dispositions of the Shares by Subscriber, if any, will be in compliance with the Securities Act.

(f)    Communication of Offer. The offer to sell the Shares was directly communicated to the Subscriber by the Company. At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(g)    Lack of Finder. Subscriber represents and warrants, to the best of its knowledge, unless previously disclosed to the Company or its counsel, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement.

(h)     Organization; Authority; Enforceability Subscriber has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform Subscriber’s obligations under the terms of this Agreement. If the Subscriber is an entity or trust, the execution, delivery and performance of and compliance with this Agreement, and the issuance of the Shares will not result in any material violation of, or conflict with, or constitute a material default under, any of Subscriber’s articles of incorporation or bylaws, if applicable, or any of Subscriber’s material agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Shares. This Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principles of equity, whether such enforcement is considered in a proceeding in equity or law. Further, there are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s properties before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(i)    Correctness of Representations. The Subscriber represents as to such Subscriber that the foregoing representations and warranties are true and correct as of the date hereof and shall be true and correct as of the Closing Date.

(j)    Restriction on Short Sales. The Subscriber agrees that, to the extent required by law, it will not enter into or affect any short sale or other hedging transaction with respect to the Company’s Common Stock.

(k)    Disclosure. The Subscriber acknowledges and agrees that the Company does not make nor has made any representations or warranties with respect to the Shares or the transactions contemplated hereby other than those specifically set forth in Section 4 hereof.

4.    Company Representations and Warranties. The Company represents and warrants to and agrees with the Subscriber that:

(a)    Due Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

(b)    Authority; Enforceability. The Company has all such corporate power and authority to enter into, deliver and perform this Agreement. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement by the Company, and the issuance and sale of the Shares to be sold by the Company pursuant to this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(c)    The Shares. The Shares, upon payment of the Purchase Price and issuance in accordance with the terms of this Agreement, will be duly and validly authorized, and, on the date of issuance of the Shares, the Shares will be duly and validly issued, fully paid and nonassessable.

(d)    Correctness of Representations. The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing, shall be true and correct in all material respects as of the Closing Date.

5.     Indemnification. Subscriber agrees to indemnify and hold harmless the Company, its shareholders, officers, directors, employees, and affiliates, and any person acting on behalf of the Company, from and against any and all damage, loss, liability, cost and expense (including reasonable attorneys’ fees and court costs) which any of them may incur by reason of the failure by Subscriber to fulfill any of the terms and conditions of this Agreement, or by reason of any breach of the representations and warranties made by Subscriber herein, or in any other document provided by Subscriber to the Company.

6.    Miscellaneous.

(a)    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable overnight courier service with charges prepaid, or (iii) transmitted by fax, addressed, if to the Company, to Chief Financial Officer, EuroSite Power Inc., 45 First Avenue, Waltham, MA 02451, fax: (781) 622-1027, and if to a Subscriber, to such Subscriber at the address set forth on the signature pages hereto or to such other address as such party shall have specified most recently by written notice.

(b)    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Subscriber. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(c)    Legal Fees. Each party shall pay its own legal fees and expenses in connection with the transactions contemplated by this Agreement.

(d)     Entire Agreement. This Agreement and other documents referenced herein, including the Registration Rights Agreement, delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a written agreement executed by all parties hereto and thereto. Neither the Company nor the Subscriber has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of either party shall be assigned by that party without prior notice to and the written consent of the other party.

(e)     Assignment; Survival. Subscriber agrees not to transfer or assign this Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Shares acquired pursuant hereto shall be made only in accordance with all applicable laws. Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Agreement or any agreement of Subscriber made hereunder, and this Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns. All representations, warranties and covenants of each of Subscriber and the Company contained herein shall survive the acceptance of this subscription for a period of three years.

(f)     Waivers. Failure of the Company to exercise any right or remedy under this Agreement or any other agreement between the Company and Subscriber, or otherwise, or delay by the Company in exercising such right or remedy, will not operate as a waiver thereof. No waiver by the Company will be effective unless and until it is in writing and signed by the Company.

(g)     Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Signatures to this Agreement may be delivered by fax or by electronic delivery.

(h)    Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Massachusetts or in the federal courts located in Massachusetts. The parties and the individuals executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.

(i)    Independent Nature of Subscribers’ Obligations and Rights. The obligations of the Subscriber hereunder are several and not joint with the obligations of any other Subscriber in the Offering, and no such Subscriber shall be responsible in any way for the performance of the obligations of any other hereunder.

[Signature page immediately follows.]

EuroSite Power Inc.
Signature Page to Subscription Agreement

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the respective dates indicated below.

SUBSCRIBER:

U.S. $0.575
Per share purchase price	Subscriber’s name
U.S. $
Aggregate dollar amount being purchased
Subscriber’s signature
Number of Shares Purchased	Title of signatory, if Subscriber is an entity

Address of the Subscriber
Date

Email address: _________________________

Fax number: _________________________
U.S. Tax ID # (if any): ___________________
THE COMPANY
EUROSITE POWER, INC.
Date	By: Name: Title: